SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  March 8, 2002
                                  -------------
                                 Date of report
                        (Date of earliest event reported)


                             BE SAFE SERVICES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                                    --------
                 (State or Other Jurisdiction of Incorporation)


      0-26239                                             11-3479172
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(Commission File Number)                       (IRS Employer Identification No.)


1517 E. 7TH AVENUE, SUITE C, TAMPA, FLORIDA                   33605
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(Address of Principal Executive Offices)                    (Zip Code)


                                 (813) 248-0096
              -----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5:  OTHER EVENTS

         On March 8, 2002, Be Safe Services, Inc. (the "Company") appointed two persons to its Board of Directors, Mr. Richard E. Wiles and Ms. Teresa Crowley. These additions bring the total number of members of the Company's Board of Directors to three persons. In addition, the Board of Directors named Barry Shevlin as the Company's Chief Operating Officer, named Donald R. Mastropietro as the Company's Chief Financial Officer, named Terry M. Haynes as its Chairman, and named Teresa B. Crowley as the Company's Secretary. The following is biographical information regarding these new officers and board members.

Barry Shevlin

         Barry Shevlin was appointed Chief Operating Officer of the Company on March 8, 2002. Barry Shevlin has been the Chief Operating Officer of First National Data Bank, Inc. ("FNDB"), a wholly owned subsidiary of the Company, since FNDB's inception in April, 2001. FNDB's core business is providing secure off-site data storage for small to medium businesses. From 1996 to September 2000, Mr. Shevlin was the co-founder, Chairman and Chief Executive Officer of Progressive Telecommunications Corporation and its successor, BusinessMall.Com, a company whose securities were registered under the Securities Exchange Act of 1934, as amended. This company was a fully-integrated provider of advanced telecommunications, communications management and e-commerce services to businesses. This company filed for bankruptcy protection in the United States District Court, Tampa, Florida in early 2001, six months after Mr. Shevlin's resignation. Prior to founding Progressive Telecommunications, Mr. Shevlin was a contractor for Time Warner, engaged in the marketing of satellite services in Florida.

Richard E. Wiles

         Richard Wiles was appointed a Director of the Company on March 8, 2002. Richard E. Wiles is the Chairman of the Board, President and Chief Executive Officer of Global Energy Group, Inc. (f/k/a 1stopsale.com Holdings, Inc.), a company whose securities are registered under the Securities Exchange Act of 1934, as amended. Mr. Wiles has served in this capacity since this company acquired Global Energy & Environmental Research, Inc. ("GEER") in October 2001. Mr. Wiles had been the President of GEER since its inception in February 1998. Mr. Wiles was elected Chairman of GEER in June 2001. Prior to his association with GEER, Mr. Wiles served from May 1975 to June 1995 as President of Richard
E. Wiles Corp., a company specializing in land development. From June 1995 to January 1998, Mr. Wiles served as President of Sun South Corp. Mr. Wiles earned a BA degree in Business Administration from Coe College, Cedar Rapids, Iowa.

Donald R. Mastropietro

         Donald Mastropietro was appointed Chief Financial Officer of the Company on March 8, 2002. Donald Mastropietro was the sole officer and director of 1stopsale.com Holdings, Inc. from August 2001 through October 2001. Mr. Mastropietro resigned his positions with that company upon its acquisition of

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

Global Energy & Environmental Research, Inc. Mr. Mastropietro has served as Assistant Vice President Finance of Intelliworxx, Inc., a company whose securities are registered under the Securities Exchange Act of 1934, as amended, and previously served as Director Accounting and Administration since May 19, 1999. He has served as Corporate Secretary of Intelliworxx since his appointment on March 21, 2000. From 1996 until he joined Intelliworxx, Mr. Mastropietro worked as a Financial Consultant for several public and private companies. From 1993 to 1996 he served as Chief Financial Officer of EVRO Corporation. From 1972 to 1993, Mr. Mastropietro held several accounting positions at Teltronics, Inc, serving the last five years as Vice President of Finance, Chief Financial Officer, Secretary and Treasurer. Mr. Mastropietro graduated in 1970 from Ohio Northern University with a BA in Business Administration with an Accounting concentration.

Teresa Crowley

         Teresa Crowley was appointed Corporate Secretary and Director of the Company on March 8, 2002. In December 2001, she was elected as a Director of First National Data Bank, Inc., a wholly owned subsidiary of the Company. Mrs. Crowley currently serves as co-founder and Vice President of Administration of Apogee Business Consultants, LLC, a Nevada limited liability company specializing in business organization and public company compliance. Mrs. Crowley serves as co-founder, Vice-President, Secretary, and Director of Peerless Consultants, Inc., a privately owned, Florida corporation specializing in financial and public company consulting since March 1996. From January 1995 to December 1996, Mrs. Crowley served as Secretary of Technology Holdings, Inc. She also served as Secretary and Director of Treasure Rockhound Ranches, Inc. from August 1993 to December 1996. For the past 20 years, Mrs. Crowley has worked as an employee or consultant to publicly and privately owned companies, assisting them with corporate management structure, staffing, management of corporate books and records, preparation and filing of documents with the Securities and Exchange Commission and the NASD required for compliance with public reporting guidelines, the dissemination of press releases, and corporate due diligence in connection with acquisitions.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

         None


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      BE SAFE SERVICES, INC.



Date:  March 15, 2002                                 By:  /s/ Terry Haynes
                                                         -----------------------
                                                          Terry Haynes, CEO

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